UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 22, 2011

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(831) 438-8200
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Discretionary 2011 Annual Incentive Bonus

As previously reported on the Current Report on Form 8-K for VirnetX Holding Corporation (the “Company”), as filed with the Securities and Exchange Commission on April 13, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company held a meeting on April 7, 2011 and approved targets for cash incentive opportunities for Kendall Larsen, the Company's Chief Executive Officer, President and Director, and William E. Sliney, the Company's Chief Financial Officer.

On November 22, 2011, the Compensation Committee reviewed the Company’s performance in 2011 and the contributions that Messrs. Larsen and Sliney made to such performance. Following such review, the Compensation Committee exercised its discretion in determining to pay Messrs. Larsen and Sliney 100% of their 2011 target bonuses in light of the Company's overall strong performance for the year and their contributions in achieving this performance. As a result, the Compensation Committee determined to award Mr. Larsen a cash bonus for 2011 equal to $210,000 and Mr. Sliney a cash bonus for 2011 equal to $30,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: November 29, 2011	By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer